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                                    EXHIBIT 1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements of Dominion Homes, Inc. on Form S-8 (Nos. 33-76288, 333-26817, 333-40051) of our
report dated June 19, 1998 on our audits of the statements of the net assets available for benefits of Dominion Homes, Inc. Retirement Plan and Trust as of December 31, 1997 and 1996 and the related statements of changes in net assets available for benefits for the years then ended, which report is included in this Form 11-K.


                                             COOPERS & LYBRAND L.L.P.








Columbus, Ohio
June 26, 1998



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